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                                                        EXHIBIT 23.1



                     CONSENT  OF  INDEPENDENT  AUDITORS



THE BOARD OF DIRECTORS AND STOCKHOLDERS
WORLDCORP, INC. :



We consent to incorporation by reference in the registration statements (Nos. 33-29705 and 33-44245) on Form S-3 and registration statement (No. 33-33468) on Form S-8 of WorldCorp, Inc. of our report dated March 14, 1994, relating to the consolidated balance sheets of WorldCorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in common stockholders' deficit, and cash flows and the related consolidated financial statement schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of WorldCorp, Inc. Our report refers to a change in the method of accounting for postretirement benefits other than pensions and income taxes.



                                                               KPMG PEAT MARWICK



Washington, D.C.
March 31, 1994